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VIZ LOGO

                                                       NOTICE OF SPECIAL MEETING
                                                                December 3, 1999

To the Holders of the Common Stock of
THERMO VISION CORPORATION

     I am pleased to give you notice of and cordially invite you to attend in person or by proxy the Special Meeting of the stockholders of Thermo Vision Corporation, a Delaware corporation (the "Company" or "Thermo Vision"), which will be held on Thursday, January 6, 2000, at 10:00 a.m., at the offices of Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts 02454, and at any adjournment or adjournments thereof (the "Special Meeting"). At the Special Meeting, stockholders will:

     1. Consider and vote on a proposal to adopt an Agreement and Plan of Merger dated as of August 25, 1999 (the "Merger Agreement") pursuant to which VIZ Acquisition Corporation, a newly formed company (the "Merger Sub"), will be merged with and into Thermo Vision (the "Merger"). Upon the Merger, each stockholder of the Company (other than stockholders who perfect their dissenters' rights, Thermo Instrument Systems Inc. ("Thermo Instrument") and Thermo Electron Corporation) will become entitled to receive $7.00 in cash, without interest, for each outstanding share of common stock, $.01 par value, of the Company (the "Common Stock") owned by such stockholder immediately prior to the effective time of the Merger. A copy of the Merger Agreement is attached as Appendix A to and is described in the accompanying Proxy Statement.

     2. Transact such other business as may properly come before the Special Meeting.

     Only stockholders of record at the close of business on November 23, 1999 will receive notice of and be able to vote at the Special Meeting.

     The accompanying Proxy Statement describes the Merger Agreement, the proposed Merger and the actions to be taken in connection with the Merger. The Company's Bylaws require that the holders of a majority of the outstanding shares of Common Stock entitled to vote be present or represented by proxy at the Special Meeting in order to constitute a quorum for the transaction of business. It is important that your shares be represented at the Special Meeting regardless of the number of shares you hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed Proxy Card in the accompanying envelope, which requires no postage if mailed in the United States. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it is voted at the Special Meeting.

     Stockholders who properly demand appraisal prior to the stockholder vote at the Special Meeting, who do not vote in favor of adoption of the Merger Agreement and who otherwise comply with the provisions of Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") will be entitled, if the Merger is completed, to statutory appraisal of the fair value of their shares of Common Stock. See "RIGHTS OF DISSENTING STOCKHOLDERS" in the accompanying Proxy Statement and the full text of Section 262 of the DGCL, which is attached as Appendix B to and is described in the accompanying Proxy Statement, for a description of the procedures that you must follow in order to exercise your appraisal rights.

     This Notice, the Proxy Card and Proxy Statement enclosed herewith are sent to you by order of the Board of Directors.

                                            SANDRA L. LAMBERT
                                            Secretary
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     WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES ARE
REPRESENTED AT THE SPECIAL MEETING. TO ADOPT THE MERGER AGREEMENT, THE AFFIRMATIVE VOTE OF (I) A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE THEREON AND (II) A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK THAT ARE VOTED AT THE SPECIAL MEETING BY STOCKHOLDERS OTHER THAN THERMO INSTRUMENT, THERMO ELECTRON CORPORATION AND THE DIRECTORS AND OFFICERS OF THE COMPANY, THERMO INSTRUMENT AND THERMO ELECTRON CORPORATION (THE "PUBLIC STOCKHOLDERS") IS REQUIRED. YOU ARE REQUESTED TO PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. ANY STOCKHOLDER PRESENT AT THE SPECIAL MEETING MAY REVOKE SUCH HOLDER'S PROXY AND VOTE PERSONALLY ON THE MERGER AGREEMENT AT THE SPECIAL MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT. IN CONSIDERING THE RECOMMENDATION OF THE BOARD OF DIRECTORS WITH RESPECT TO THE MERGER, THE PUBLIC STOCKHOLDERS SHOULD BE AWARE THAT CERTAIN OFFICERS AND DIRECTORS OF THE COMPANY HAVE CERTAIN INTERESTS THAT ARE IN ADDITION TO, OR DIFFERENT FROM, THE INTERESTS OF THE PUBLIC STOCKHOLDERS. SEE "SPECIAL FACTORS -- CONFLICTS OF INTEREST."

     IF A PROPERLY EXECUTED PROXY CARD IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE SHARES OF COMMON STOCK REPRESENTED BY THAT PROXY WILL BE VOTED "FOR" ADOPTION OF THE MERGER AGREEMENT.

   PLEASE DO NOT SEND YOUR STOCK CERTIFICATES TO THE COMPANY OR THE COMPANY'S
                          TRANSFER AGENT AT THIS TIME.